Exhibit 99.2

Certification of Richard A. Mansfield

Vice President, Chief Financial Officer

of

Duckwall-ALCO Stores, Inc.

I, Richard A. Mansfield, Vice President, Chief Financial Officer of Duckwall-ALCO Stores, Inc., hereby certify, in accordance with 18 U.S.C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)        The Annual Report on Form 10-K for the year ended February 2, 2003, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)        The information contained in the Annual Report on Form 10-K for the year ended February 2, 2003, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Duckwall-ALCO Stores, Inc.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc. and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  April 25, 2003.

                                                                               By: /s/ Richard A. Mansfield

                                                                                           Richard A. Mansfield

                                                                                           Vice President,

                                                                                           Chief Financial Officer